Exhibit 99.1
NEWS RELEASE
Visteon Announces Pricing of $500 Million of 6.75% Senior Notes due 2019
VAN BUREN TOWNSHIP, Mich., March 31, 2011 — Visteon Corporation (NYSE: VC) (“Visteon”) today announced it has priced an offering of $500 million aggregate principal amount of its 6.75% senior unsecured notes due 2019 (the “Notes”). Visteon intends to use the net proceeds of the offering, together with cash on hand, to retire its $500 million senior secured term loan due 2017 and pay related fees and expenses in connection therewith.
The Notes and any related guarantees are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States, only to non-U.S. investors pursuant to Regulation S. The Notes and any related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act.
This press release does not constitute an offer to sell or the solicitation of an offer to buy securities. Any offers of the Notes and any related guarantees will be made only by means of a private offering memorandum.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various factors, risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, including, but not limited to:
•	risks and uncertainties related to the capital markets generally and whether Visteon will offer the Notes or consummate the offering, the anticipated terms of the Notes, and the anticipated use of proceeds;

•	our ability to satisfy future capital and liquidity requirements; including our ability to access the credit and capital markets at the times and in the amounts needed and on terms acceptable to us; our ability to comply with financial and other covenants in our credit agreements; and the continuation of acceptable supplier payment terms;

•	our ability to satisfy pension and other post-employment benefit obligations;

•	our ability to access funds generated by foreign subsidiaries and joint ventures on a timely and cost effective basis;

•	conditions within the automotive industry, including (i) the automotive vehicle production volumes and schedules of our customers, and in particular Ford’s and Hyundai-Kia’s vehicle production volumes, (ii) the financial condition of our customers or suppliers and the effects of any restructuring or reorganization plans that may be undertaken by our customers or suppliers or work stoppages at our customers or suppliers, and (iii) possible disruptions in the supply of commodities to us or our customers due to financial distress, work stoppages or natural disasters;

•	new business wins and re-wins do not represent firm orders or firm commitments from customers, but are based on various assumptions, including the timing and duration of product launches, vehicle productions levels, customer price reductions and currency exchange rates;

•	general economic conditions, including changes in interest rates, currency exchange rates and fuel prices; the timing and expenses related to internal restructurings, employee reductions, acquisitions or dispositions and the effect of pension and other post-employment benefit obligations;

•	increases in raw material and energy costs and our ability to offset or recover these costs, increases in our warranty, product liability and recall costs or the outcome of legal or regulatory proceedings to which we are or may become a party; and

•	those factors identified in our filings with the SEC (including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2010).
Caution should be taken not to place undue reliance on our forward-looking statements, which represent our view only as of the date of this release, and which we assume no obligation to update.
Visteon is a leading global automotive supplier that designs, engineers and manufactures innovative climate, electronic, interior and lighting products for vehicle manufacturers. With corporate offices in Van Buren Township, Mich. (U.S.); Shanghai, China; and Chelmsford, UK; the company has facilities in 26 countries and employs approximately 26,500 people. Learn more at www.visteon.com.
Contact:
Media:
Jim Fisher
734-710-5557
jfishe89@visteon.com
Investors:
Michael Lewis
734-710-5800
investor@visteon.com